Exhibit 15.1

April 29, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Canaan Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of the Annual Report on Form 20-F for the year ended December 31, 2021 of Canaan Inc. dated April 29, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China